UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:  October 8, 2021

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to the Certificate of Incorporation

October 14, 2021 Timberline Resources Corporation (the “Company”) filed with the Secretary of State of Delaware the previously approved amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200 million to 500 million. The amendment to the Company’s Certificate of Incorporation is filed as Exhibit 3.1 hereto .

Amendment to Bylaws

On October 8, 2021, the Board of Directors of the Company approved amendments to the Company’s Bylaws. The amendments to the Company’s Bylaws are filed as Exhibit 3.2 hereto. The summary appearing below is qualified in all respects by reference to Exhibit 3.2.

Section 7.2 of the Bylaws is amended to permit the Company to issue uncertificated shares.

The Bylaws are also amended to add a new section 2.14 (the “Advance Notice Bylaw”), which establishes a framework for advance notice of stockholder proposals and nominations of directors by stockholders of the Company. The adoption of the Advance Notice Bylaw is intended to:

•Facilitate an orderly and efficient annual general or special meeting process;

•Ensure that all stockholders receive adequate notice of stockholder proposals and director nominations and sufficient information regarding all proposals and director nominees; and

•Allow stockholders to register an informed vote after having been afforded reasonable time for appropriate deliberation.

The Advance Notice Bylaw, among other things, fixes a deadline by which holders of record of common stock of the Company must submit stockholder proposals and director nominations to the Company prior to any annual meeting of stockholders and sets out the required information that must be included in the notice to the Company. No person will be eligible for election as a director of the Company unless nominated in accordance with the Advance Notice Bylaw. This same requirement applies to stockholder proposals.

To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered (A) no earlier than the close of business on the 120th day prior to such annual meeting and (B) no later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No. Description

 3.1Certificate of Amendment to the Certificate of Incorporation

3.2Amendments to the Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: October 14, 2021	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer